UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 3, 2023

HOOKIPA PHARMA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38869	81-5395687
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Fifth Avenue, 72nd Floor Suite 7240
New York, New York	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +43 1 890 63 60

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	HOOK	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 3, 2023, HOOKIPA Pharma Inc. (the “Company”) received a letter from the Nasdaq Stock Market LLC (“Nasdaq”) indicating that the closing bid price of the Company’s common stock was below $1.00 per share for 30 consecutive business days, and that, therefore, the Company is not in compliance with Nasdaq Listing Rule 5450(a)(1), which is the minimum bid price requirement for continued listing on the Nasdaq Global Select Market.

The notice from Nasdaq has no immediate effect on the listing of the Company’s common stock, and the common stock will continue to be listed on the Nasdaq Global Select Market under the symbol “HOOK”.

Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the Company has automatically been afforded a 180-calendar day period, or until January 30, 2024, to regain compliance with the minimum bid price requirement. The continued listing standard will be met if the closing bid price of the Company’s common stock is at least $1.00 per share for a minimum of ten consecutive business days during the 180-calendar day period. If the Company is not in compliance by January 30, 2024, the Company may be afforded a second 180-calendar day period to regain compliance if it meets certain requirements.

The Company intends to monitor the closing bid price of its common stock and is currently evaluating its options for regaining compliance, which could include a reverse stock split of the Company’s common stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2023	HOOKIPA Pharma, Inc.

	By:	/s/ Joern Aldag
Joern Aldag
Chief Executive Officer (Principal Executive Officer)